UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 11, 2018

LEATT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54693	20-2819367
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

12 Kiepersol Drive, Atlas Gardens, Contermanskloof Road,
Durbanville, Western Cape, South Africa, 7441
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: +(27) 21-557-7257

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Leatt Corporation (the “Company”) held its 2018 Annual Stockholders’ Meeting on Tuesday, December 11, 2018. Proxies for the Annual Meeting were solicited pursuant to the Company's proxy statement filed on October 26, 2018, with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”).

The Company’s Stockholders considered three proposals, each of which is described in the Proxy Statement. A total of 11,894,710 shares (including preferred shares) were represented in person or by proxy, or 68.49% of the total capital stock outstanding. The final results of votes with respect to the proposals submitted for shareholder vote at the Annual Meeting are set forth below.

Proposal 1 - Election of Directors

Stockholders elected Dr. Christopher J. Leatt, Mr. Sean Macdonald and Mr. Jeffrey J. Guzy to serve as Directors as follows:

Director	For	Withhold
Christopher J. Leatt	11,893,320	1,390
Sean Macdonald	11,893,120	1,590
Jeffrey J. Guzy	11,893,310	1,400

Proposal 2 - Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Stockholders approved ratification of the appointment of Fitzgerald & Co, CPAs, P.C. as the Company’s independent auditors for the year ending December 31, 2018.

For	Against	Abstain
11,891,809.00	1,200.00	1,701.00

Proposal 3 – Approval of the amendment of the Company's Amended and Restated 2011 Equity Incentive Plan.

Stockholders approved the amendment of the Company's Amended and Restated 2011 Equity Incentive Plan to increase the maximum number of shares of common stock of the Company that may be issued and sold from 920,000 to 1,120,000 shares.

For	Against	Abstain
11,890,619.00	2,390.00	1,701.00

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2018	LEATT CORPORATION

By: /s/ Sean Macdonald
Sean Macdonald
Chief Executive Officer